2nd Floor, Nurses House, PC 43, Churchgate Street,
(formerly Afribank Street) Victoria Island, Lagos.
0803 333 8600, 0809 833 8600.
E-mail: olayinka_oyebola@hotmail.com
yinka@olayinkaoyebolaandco.com
www.olayinkaoyebolaandco.com

OLAYINKA OYEBOLA & CO.
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Loyal Source Market Services Inc:

We consent to the inclusion of our report dated June 29, 2017, in the foregoing Registration Statement on Form S-1, as amended, Loyal Source Market Services Inc as of April 30, 2017, and the related statement of operations, stockholders' equity, and cash flows for the period from April 1, 2016 (Inception) through April 30, 2017.

We also consent to the inclusion of our report dated May 31, 2017, in the foregoing Registration Statement on Form S-1, as amended, Loyal Source Market Services Inc as of January 31, 2017, and the related statement of operations, stockholders' equity, and cash flows for the period from April 1, 2016 (Inception) through January 31, 2017.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Olayinka Oyebola & Co.

Lagos, Nigeria
August 8, 2017